Exhibit 10.1
AMENDMENT NO. 1 TO CREDIT AGREEMENT
This Amendment No. 1 to Credit Agreement, dated as of October 27, 2009, (this “Amendment”), is entered into by KEY ENERGY SERVICES, INC., a Maryland corporation (the “Borrower”), the lenders party to the Credit Agreement described below, BANK OF AMERICA, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer.
INTRODUCTION
Reference is made to the Credit Agreement dated as of November 29, 2007 (as modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer and Banc of America Securities LLC (“BAS”) and Wells Fargo Securities, LLC, as successor to Wells Fargo Bank, National Association, as Joint Lead Arrangers and Joint Book Managers.
The Borrower has requested, and the Lenders have agreed, and the Paying Agent has acknowledged such agreement, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.
THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower and the Lenders hereby agree, and the Paying Agent hereby acknowledges such agreement, as follows:
Section 1. Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2. Amendment of Credit Agreement
(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:
“Adjusted Total Capitalization” means, as of any date of determination, the sum of (i) Consolidated Funded Indebtedness as of such date plus (ii) Consolidated Net Worth as of such date plus $110,000,000.
“Consolidated Senior Secured Debt” means all Consolidated Funded Indebtedness that is secured by a Lien on any Property.

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Debt as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis from the most recently completed Measurement Period. For purposes of calculating the Consolidated Senior Secured Leverage Ratio as of any date, Consolidated EBITDA shall be calculated on a pro forma basis (as certified by the Borrower to the Co-Administrative Agents and as reasonably approved by the Co-Administrative Agents) assuming that (i) all Acquisitions made, and any Indebtedness incurred or repaid in connection therewith, during the most recently completed Measurement Period and (ii) all Dispositions of any Subsidiary or of all or substantially all the assets of any Subsidiary or of any line of business or division of the Borrower or any Subsidiary completed, and any Indebtedness incurred or repaid in connection therewith, during such Measurement Period have been made or incurred or repaid on the first day of such Measurement Period (but without any adjustment to Consolidated EBITDA for projected cost savings or other synergies other than cost savings or synergies realized within, or to be realized within, 180 days following the consummation of such Acquisition or Disposition, as applicable, as demonstrated to and as approved by the Co-Administrative Agents in their reasonable discretion).
“First Amendment” means Amendment No. 1 to Credit Agreement dated as of October 27, 2009 among the Borrower, the Lenders party thereto, the Paying Agent, the Co-Administrative Agents, the Swing Line Lenders and the L/C Issuers.
“First Amendment Effective Date” means October 27, 2009.
“Foreign Investment Add-Back Amount” means, with respect to any asset the acquisition of which is included as a Capital Expenditure for purposes of calculating compliance with Section 7.12, if such asset is thereafter sold to, or contributed or otherwise invested pursuant to Section 7.03(k) in, a joint venture or Foreign Subsidiary for cash actually received by a Loan Party in the United States or a promissory note payable to a Loan Party, an amount equal to the lesser of (a) the cash so received or original principal amount of such promissory note and (b) the amount included in the calculation of compliance with Section 7.12 with respect to the acquisition of such asset.
“Insignificant Foreign Subsidiary” means any Foreign Subsidiary of the Borrower designated as an “Insignificant Foreign Subsidiary” which had assets having an aggregate book value not exceeding, as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered by the Borrower pursuant to Section 6.01(a) or (b), as the case may be, 5% of the consolidated total assets of the Borrower and its Subsidiaries; provided that all Foreign Subsidiaries so designated as Insignificant Foreign Subsidiaries may not have, in the aggregate, assets having an aggregate book value exceeding, as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered by the Borrower pursuant to Section 6.01(a) or (b), as the case may be, 5% of the consolidated total assets of the Borrower and its Subsidiaries. All of the Insignificant Foreign Subsidiaries as of the First Amendment Effective Date are listed on Schedule 5.13 and designated thereon as “Insignificant Foreign Subsidiaries”.

“Net Cash Proceeds” means, in connection with any issuance or sale of any Equity Interest, or the incurrence or issuance of any debt securities or instruments or the incurrence of loans, the cash proceeds received in connection with such transactions, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“Post-Amendment Equity Interest and Indebtedness Net Cash Proceeds Amount” means an amount equal to the aggregate Net Cash Proceeds received by the Borrower after the First Amendment Effective Date from the issuance of any Equity Interest or any Indebtedness permitted by Section 7.02(k); provided, that Borrower shall provide notice to the Paying Agent of each such issuance and its intent to utilize such Net Cash Proceeds to increase the Post-Amendment Foreign Investment Amount, Acquisition basket, or Capital Expenditure basket, as applicable, and shall provide to the Paying Agent such information as the Paying Agent shall reasonably request with respect to such issuance. Once any portion of the Post-Amendment Equity Interest and Indebtedness Net Cash Proceeds Amount has been used to increase the amount of Guarantees permitted to be incurred pursuant to Section 7.02(e), Indebtedness of Foreign Subsidiaries permitted to be incurred pursuant to Section 7.02(i), Investments in Foreign Subsidiaries permitted to be made pursuant to Section 7.03(k), Acquisitions permitted to be made pursuant to Section 7.02(h)(iv)(y), or Capital Expenditures permitted to be made pursuant to Section 7.12, such portion shall no longer be available to increase the amount of Guarantees, Indebtedness of Foreign Subsidiaries, Investments in Foreign Subsidiaries, Acquisitions, or Capital Expenditures that may be incurred or made pursuant to any such Section.
“Post-Amendment Foreign Investment Amount” means at any time (i) for any fiscal year, $75,000,000 and (ii) in the aggregate since the First Amendment Effective Date, the sum of (x) the greater of $200,000,000 and 25% of the Borrower’s Consolidated Net Worth (as reflected on the consolidated balance sheet of the Borrower most recently delivered to the Paying Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable), plus (y) any portion of the Post-Amendment Equity Interest and Indebtedness Net Cash Proceeds Amount utilized by the Borrower to increase the amount of Guarantees permitted to be incurred pursuant to Section 7.02(e), Indebtedness of Foreign Subsidiaries permitted to be incurred pursuant to Section 7.02(i), and Investments in Foreign Subsidiaries permitted to be made pursuant to Section 7.03(k), as notified to the Paying Agent.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.
“Wholly Owned Subsidiary” means as to any Person, any other Person all of the Equity Interests of which (other than, in the case of a Foreign Subsidiary, directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Subsidiary) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

(b) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Applicable Fee Rate” in its entirety with the following:
“Applicable Fee Rate” means, at any time, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Paying Agent pursuant to Section 6.02(b):

Applicable Fee Rate
Pricing	Consolidated Leverage
Level	Ratio	Commitment Fee
1	> 5.00:1	0.75%
2	> 4.00:1 but < 5.00:1	0.75%
3	> 3.00:1 but < 4.00:1	0.50%
4	< 3.00:1	0.50%
Any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).
(c) Section 1.01 of the Credit Agreement is hereby amended by replacing the last sentence of the definition of “Applicable Percentage” in its entirety with the following:
The Applicable Percentage of each Lender as of the First Amendment Effective Date is set forth opposite the name of such Lender on Schedule 2.01.
(d) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Applicable Rate” in its entirety with the following:
“Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Paying Agent pursuant to Section 6.02(b):

Applicable Rate
		Eurodollar
		Rate/
Pricing	Consolidated Leverage	Letters of
Level	Ratio	Credit	Base Rate
1	> 5.00:1	4.50%	3.50%
2	> 4.00:1 but < 5.00:1	4.00%	3.00%
3	> 3.00:1 but < 4.00:1	3.75%	2.75%
4	< 3.00:1	3.50%	2.50%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
(e) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Defaulting Lender” in its entirety with the following:
“Defaulting Lender” means any Lender that, as determined by the Paying Agent, (a) has failed to perform its obligation to fund any portion of its Loans (or participations in respect of Letters of Credit or Swing Line Loans) within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified the Borrower, the Paying Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Paying Agent, to confirm in a manner satisfactory to the Paying Agent, the L/C Issuers and the Swing Line Lenders that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (or participations in respect of Letters of Credit or Swing Line Loans), (d) otherwise has failed to pay over to the Paying Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, or (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or direct or indirect parent company thereof by a Governmental Authority.

(f) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Revolving Credit Facility” in its entirety with the following:
“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time. As of the First Amendment Effective Date, the amount of the Revolving Credit Facility is $300,000,000.
(g) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Security Documents” in its entirety with the following:
“Security Documents” means, collectively, the Security Agreement, vessel mortgages, collateral assignments, security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Paying Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Paying Agent for the benefit of the Secured Parties, and shall expressly include any arrangements entered into by any L/C Issuer with the Borrower pursuant to Section 2.03(a)(iii)(F).
(h) Section 2.04(a) of the Credit Agreement is hereby amended by replacing the first sentence of such Section in its entirety with the following:
Subject to the terms and conditions set forth herein, and if an AutoBorrow Agreement is in effect with respect to any Swing Line Lender, subject to the terms and conditions of such AutoBorrow Agreement, each Swing Line Lender may, in its sole discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of its Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of either Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.

(i) Section 6.02(j) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(j) as soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, a report supplementing Schedule 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Paying Agent; provided that the Borrower may also, at its discretion, submit additional reports from time to time to update selected portions of the information included in Schedule 5.13, each such additional discretionary report, if any, to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Paying Agent;
(j) Section 7.02(e) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(e) Guarantees of the Borrower or any Subsidiary in respect of obligations otherwise permitted hereunder of (i) the Borrower or any other Guarantor and (ii) any Foreign Subsidiary, but in the case of this clause (ii), solely to the extent that such Guarantees incurred after the First Amendment Effective Date, together with the aggregate amount of any Indebtedness of Foreign Subsidiaries permitted under Section 7.02(i), and Investments in Foreign Subsidiaries made pursuant to Section 7.03(k), in each case, incurred or made after the First Amendment Effective Date, do not exceed in the aggregate the Post-Amendment Foreign Investment Amount;
(k) Section 7.02(g) of the Credit Agreement is hereby amended by correcting the reference therein from “Section 7.03(i)” to “Section 7.03(h)”.
(l) Section 7.02(i) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(i) Indebtedness of Foreign Subsidiaries; provided that any such Indebtedness incurred after the First Amendment Effective Date owed to the Borrower or any other Subsidiary of the Borrower (other than another Foreign Subsidiary) shall not exceed in an aggregate amount, together with the aggregate amount of any obligations in respect of Guarantees with respect to Foreign Subsidiaries permitted under Section 7.02(e), and Investments made in Foreign Subsidiaries pursuant to Section 7.03(k), in each case, incurred or made after the First Amendment Effective Date, the Post-Amendment Foreign Investment Amount;

(m) Section 7.02(k) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(k) unsecured Indebtedness that (A) has no maturity earlier than twelve months after the Maturity Date, (B) does not require any scheduled repayment, defeasance, or redemption of any principal amount thereof prior to maturity, and (C) is subject to covenants, terms, and conditions which are no more restrictive than the covenants, terms, and conditions of this Agreement; provided that the aggregate principal amount of Indebtedness that may be incurred pursuant to this clause (k) after the First Amendment Effective Date shall not exceed $100,000,000 if, immediately after giving effect to such incurrence (and the application of the proceeds thereof), on a pro forma basis (y) the Consolidated Leverage Ratio would be greater than 3.50 to 1.00, or (z) the Borrower would not be in pro forma compliance with the provisions of Section 7.11(a); provided, further that the determinations to be made pursuant to clauses (y) and (z) shall be made on a pro forma basis with respect to the most recently completed Measurement Period and giving effect to the incurrence of such Indebtedness (and the application of the proceeds thereof);
(n) Section 7.03(h) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(h) any Acquisition, if the following conditions would be satisfied after giving effect thereto (such Acquisition being a “Permitted Acquisition”):
(i) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.12;
(ii) the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be engaged in substantially the same lines of business as one or more of the businesses of the Borrower and its Subsidiaries or in a business or businesses reasonably related thereto;
(iii) immediately before giving effect to such Acquisition, no Event of Default shall have occurred and be continuing, and immediately after giving effect to such Acquisition, on a pro forma basis, no Default shall have occurred and be continuing;
(iv) either (A) the Acquisition Consideration for such Acquisition consists entirely of Equity Interests; or (B) if the Acquisition Consideration for such Acquisition does not consist entirely of Equity Interests, then immediately after giving effect to such Acquisition, on a pro forma basis, either:
(x) if the pro forma Consolidated Leverage Ratio is 2.75 to 1.00 or less, (1) the aggregate amount of the unused Revolving Credit Commitments shall be at least $25,000,000, and (2) the Borrower shall be in pro forma compliance with the provisions of Section 7.11(a); or

(y) if the pro forma Consolidated Leverage Ratio is greater than 2.75 to 1.00, (1) the aggregate amount of the unused Revolving Credit Commitments shall be at least $25,000,000, (2) the Borrower shall be in pro forma compliance with the provisions of Section 7.11(a), and (3) the aggregate amount of Acquisition Consideration consisting of cash or cash equivalents for all Acquisitions during any fiscal year of the Borrower shall not exceed $25,000,000 (exclusive of any Acquisitions consummated prior to the First Amendment Effective Date); provided, that upon written notice from the Borrower to the Paying Agent and the provision to the Paying Agent of all information reasonably requested by the Paying Agent in connection therewith, the $25,000,000 limit contained in clause (h)(iv)(B)(y)(3) may be increased by (i) any portion of the Post-Amendment Equity Interest and Indebtedness Net Cash Proceeds Amount utilized by the Borrower to increase such limit as notified to the Paying Agent and (ii) unutilized amounts then available for Capital Expenditures in accordance with Section 7.12;
The determinations of the Consolidated Leverage Ratio and compliance with Section 7.11(a) to be made pursuant to clauses (h)(iv)(B)(x) and (h)(iv)(B)(y) above shall be made on a pro forma basis with respect to the most recently completed Measurement Period and assuming that such Acquisition (and all other Acquisitions which, in accordance with the provisions of the definition of the term “Consolidated Leverage Ratio,” are to be given pro forma effect or which have been made since the last day of such Measurement Period and prior to the date of determination), and any Indebtedness incurred or repaid in connection therewith, had been made, incurred or repaid on the first day of such Measurement Period (but without any adjustment for projected cost savings or synergies other than cost savings and synergies realized within, or to be realized within, 180 days following the consummation of such Acquisition, as demonstrated to and as approved by the Co-Administrative Agents in their reasonable discretion);
(v) with respect to any Acquisition for which the Acquisition Consideration equals or exceeds $50,000,000, the Borrower shall have delivered to the Paying Agent and each Lender, at least five Business Days prior to the date on which such Acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Paying Agent, certifying that all of the requirements set forth in this paragraph (h) have been satisfied or will be satisfied on or prior to the consummation of such Acquisition;
(o) Section 7.03(k) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(k) Investments by the Loan Parties in any Foreign Subsidiary or any joint venture (regardless of the type of entity used to form such joint venture) formed to operate or provide services in a jurisdiction outside of the United States; provided that the aggregate amount of such Investments made after the First Amendment Effective Date, together with the aggregate amount of any Guarantees with respect to Foreign Subsidiaries permitted by Section 7.02(e), and Indebtedness of Foreign Subsidiaries permitted by Section 7.02(i), in each case, incurred or made after the First Amendment Effective Date, shall not exceed the Post-Amendment Foreign Investment Amount;

(p) Section 7.06(d) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(d) the Borrower may purchase, redeem, or otherwise acquire its common Equity Interests in an aggregate amount not to exceed $200,000,000 so long as, giving pro forma effect to any repurchase and related incurrence of Indebtedness (i) the Borrower’s Consolidated Funded Indebtedness is less than 50% of Borrower’s Total Capitalization and (ii) the Borrower’s Consolidated Leverage Ratio (based on the most recent twelve month period for which financial statements are available) is not greater than 2.0 to 1.0;
(q) Section 7.11 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than the following amount for each of the following corresponding periods:

Period	Ratio
From the fiscal quarter ending September 30, 2009, through and including the fiscal quarter ending June 30, 2010	1.75 to 1.00

For the fiscal quarter ending September 30, 2010	2.00 to 1.00

For the fiscal quarter ending December 31, 2010	2.50 to 1.00

Thereafter	3.00 to 1.00
(b) Consolidated Funded Indebtedness to Total Capitalization Ratio. Permit the Borrower’s Consolidated Funded Indebtedness to be greater than 45% of Borrower’s Adjusted Total Capitalization at any time.
(c) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the following amount for each of the following corresponding periods:

Period	Ratio
From the fiscal quarter ending September 30, 2009, through and including the fiscal quarter ending September 30, 2010	2.50 to 1.00

Thereafter	2.00 to 1.00

(r) Section 7.12 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
7.12 Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business that, in the case of the Borrower, its Domestic Subsidiaries and its Foreign Subsidiaries that are Wholly Owned Subsidiaries, do not exceed, in the aggregate for the Borrower, its Domestic Subsidiaries and its Foreign Subsidiaries that are Wholly Owned Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2008	$250,000,000
2009	$250,000,000
2010	$250,000,000
2011	$250,000,000
2012	$250,000,000
; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, if any portion of any amount set forth above is not expended in the fiscal year for which it is permitted above, up to 50% of any such portion may be carried over for expenditure in the next following fiscal year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount set forth opposite such fiscal year above; provided, further, that if, as of any measurement date, the Borrower’s Consolidated Leverage Ratio is greater than 3.50 to 1.00, then the Borrower shall not, and shall not permit any Domestic Subsidiary or Foreign Subsidiary that is a Wholly Owned Subsidiary to, make or become legally obligated to make Capital Expenditures in an amount exceeding in the aggregate for the Borrower, its Domestic Subsidiaries and its Foreign Subsidiaries that are Wholly Owned Subsidiaries, (i) $135,000,000 during fiscal year 2009 and $120,000,000 during any subsequent fiscal year of the Borrower plus (ii) so long as no Default has occurred and is continuing or would result from such expenditure, if any portion of any amount set forth in clause (i) above is not expended in the fiscal year for which it is permitted, up to $33,750,000 of such portion from fiscal year 2009, and up to $30,000,000 of such portion for any subsequent fiscal year, may be carried over for expenditure in the next following fiscal year and any such amount so carried over will be deemed used in the applicable subsequent fiscal year before the amount set forth in clause (i) above; provided, further, that upon written notice from the Borrower to the Paying Agent and the provision to the Paying Agent of all information reasonably requested by the Paying Agent in connection therewith, such Capital Expenditures limits may be increased by (i) any portion of the Post-Amendment Equity Interest and Indebtedness Net Cash Proceeds Amount, and (ii) the Foreign Investment Add-Back Amount utilized by the Borrower to increase such limits as notified to the Paying Agent, if any. Such Capital Expenditure limits shall be decreased by unutilized amounts applied to increase the Permitted Acquisition basket in accordance with Section 7.03(h)(iv)(B)(y).

(s) Section 7.14(a) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(a) accounting policies or reporting practices, except as required by GAAP or consistent with GAAP and agreed to by the Borrower’s independent public accountants,
(t) Section 7.18 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
7.18 Assets Located Outside the United States. The book value of assets (other than Equity Interests) of the Loan Parties located outside of the United States, exclusive of assets that were located outside of the United States on the First Amendment Effective Date, shall not exceed in the aggregate at any time the greater of (a) $150,000,000, or (b) 17.5% of the Borrower’s Consolidated Net Worth (as reflected on the consolidated balance sheet of the Borrower most recently delivered to the Paying Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable).
(u) Section 8.01(f) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof (other than an Insignificant Foreign Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(v) Section 8.01(g) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof (other than an Insignificant Foreign Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(w) Exhibit D to the Credit Agreement is hereby amended by replacing such Exhibit in its entirety with the Exhibit D attached hereto.
(x) Schedule 2.01 to the Credit Agreement is hereby amended by replacing such Schedule in its entirety with the Schedule 2.01 attached hereto.
(y) Schedule 5.13 to the Credit Agreement is hereby amended by replacing such Schedule in its entirety with Schedule 5.13 attached hereto.
Section 3. Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors’ rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Security Documents are valid and subsisting.
Section 4. Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Paying Agent’s, either Co-Administrative Agent’s or any Lender’s rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.
Section 5. Reduction of Revolving Credit Commitments. On and effective as of the First Amendment Effective Date, the Revolving Credit Commitments of the Lenders shall be ratably reduced to the Revolving Credit Commitments set forth on Schedule 2.01 attached hereto.

Section 6. Effectiveness. This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein, upon the satisfaction on or prior to November 3, 2009, of the following conditions:
(a) the Paying Agent (or its counsel) shall have received counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby;
(b) the Paying Agent (or its counsel) shall have received each of the items listed on the Closing Documents List attached hereto as Exhibit A, each in form and substance reasonably acceptable to the Paying Agent and, where applicable, duly executed and delivered by a duly authorized officer of each applicable Loan Party; and
(c) the Paying Agent shall have received, or shall concurrently receive (i) for the account of each Lender executing this Amendment by 3:00 p.m. (Central) on October 23, 2009, an amendment fee equal to 50 basis points on the amount of such executing Lender’s Revolving Credit Commitment after giving effect to this Amendment, and (ii) for the account of the applicable Person, payment of all other fees payable in connection with this Amendment.
Section 7. Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower’s obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.
Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9. Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered electronically and by telecopier.
Section 10. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[signature page follows]

EXECUTED as of the first date above written.

KEY ENERGY SERVICES, INC.
By:	/s/ T.M.WHICHARD III
	Name:	T. M. Whichard III
	Title:	Senior Vice President and Chief Financial Officer

KEY ENERGY SERVICES, LLC
KEY ENERGY PRESSURE PUMPING SERVICES, LLC
KEY ENERGY FISHING & RENTAL SERVICES, LLC
KEY ELECTRIC WIRELINE SERVICES, LLC
KEY ENERGY SERVICES (MEXICO), LLC
KEY ENERGY SHARED SERVICES, LLC
KEY ENERGY SERVICES MEXICO, INC.
MISR KEY ENERGY INVESTMENTS, LLC
MISR KEY ENERGY SERVICES, LLC
KEY MARINE SERVICES, LLC
KEY ENERGY MEXICO, LLC
KEY ENERGY SERVICES CALIFORNIA, INC.

By:	/s/ T.M.WHICHARD III
	Name:	T. M. Whichard III
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as Paying Agent and Co-Administrative Agent
By:	/s/ ROSANNE PARSILL
	Name:	Rosanne Parsill
	Title:	Assistant Vice President

Signature Page to Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Administrative Agent
By:	/s/ MICHAEL W. NYGREN
	Name:	Michael W. Nygren
	Title:	Vice President
Signature Page to Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ GARY L. MINGLE
	Name:	Gary L. Mingle
	Title:	Senior Vice - President

Signature Page to Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ MICHAEL W. NYGREN
	Name:	Michael W. Nygren
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

CAPITAL ONE, N.A., as a Lender and as Co-Documentation Agent
By:	/s/ JOHN W. STAM
	Name:	John W. Stam
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

FORTIS CAPITAL CORP, as a Lender and as Co-Documentation Agent
By:	/s/ SVEIN ENGH
	Name:	Svein Engh
	Title:	Managing Director

By:	/s/ JOHN G. SULLIVAN
	Name:	John G. Sullivan
	Title:	Managing Director
Signature Page to Amendment No. 1 to Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ SCOTT COLLINS
	Name:	Scott Collins
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

MORGAN STANLEY BANK, as a Lender
By:	/s/ RYAN VETSCH
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

NATIXIS, as a Lender
By:	/s/ CARLOS QUINTEROS
	Name:	Carlos Quinteros
	Title:	Director

By:	/s/ TIMOTHY L. POLVADO
	Name:	Timothy L. Polvado
	Title:	Senior Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

COMPASS BANK, as a Lender
By:	/s/ PAYTON K. SWOPE
	Name:	Payton K. Swope
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender
By:	/s/ JJ FLANAGAN
	Name:	JJ Flanagan
	Title:	Manager Capital Markets
Signature Page to Amendment No. 1 to Credit Agreement

COMERICA BANK, as a Lender
By:	/s/ CYD DILLAHUNTY
	Name:	Cyd Dillahunty
	Title:	Vice President — Texas Division

Signature Page to Amendment No. 1 to Credit Agreement